EXHIBIT 99.1

PRESS RELEASE

WASTE SERVICES ANNOUNCES SENIOR MANAGEMENT CHANGES
BURLINGTON, Ontario, Thursday August 23, 2007, PRNewswire — FirstCall — Waste Services, Inc. (Nasdaq: WSII) today announced that Chuck Wilcox had left his position as President and Chief Operating Officer of the Company. David Sutherland-Yoest, Chairman and Chief Executive Officer, has also assumed the position of President and will take on the responsibility for all of the Company’s operations. William Hulligan has become Executive Vice President, U.S. Operations, with overall responsibility for the Florida operations.
David Sutherland-Yoest, Waste Services Chairman and Chief Executive Officer, stated “We are extremely grateful for the contribution Chuck has made to the growth of our company. However, the refocusing and concentration of our U.S. operations in the Florida marketplace and the divestiture of both our Arizona and Texas operations has resulted in this position on our executive team becoming redundant. I am extremely pleased to have Bill Hulligan, who has over 20 years of extensive operational experience in the solid waste industry, as part of our senior management team.”
Waste Services, Inc., a Delaware corporation, is a multi-regional integrated solid waste services company that provides collection, transfer, disposal and recycling services in the United States and Canada. The company’s web site is http://www.wasteservicesinc.com. Information on the company’s web site does not form part of this press release.
For information contact:
Edwin D. Johnson
Executive Vice President and
     Chief Financial Officer
Waste Services, Inc.
561-237-3400